EXHIBIT 10.1

ADDENDUM TO
AGREEMENT AND PLAN OF SHARE EXCHANGE

This ADDENDUM (the “Addendum”) dated September 1, 2010, amends and is made a part of that certain Agreement and Plan of Share Exchange (“Agreement”), dated July 21, 2010, by and between GREENHOUSE HOLDINGS, INC., a publicly-owned Nevada corporation (“GreenHouse”), GREEN HOUSE HOLDINGS, INC., a Nevada corporation and wholly-owned subsidiary of GreenHouse (“GHH”), BILLY C. JONES a resident of the state of North Carolina (“Jones”), LIFE PROTECTION, INC., a North Carolina corporation (“Life Protection”) and each of the shareholders of Life Protection (the “Life Protection Shareholders”, and together with Life Protection and Jones, the “Sellers”).  (GreenHouse, GHH, Life Protection, Life Protection Shareholders, and Jones are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party”).  Capitalized terms used herein but not separately defined shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Parties entered into that certain Agreement, dated July 21, 2010 whereby GHH acquired all of the Life Protection Shares, which are owned by all of the Life Protection Shareholders, and Jones’ membership interests in LPI, solely in exchange for an aggregate of 1,118,750 newly issued shares of GreenHouse Common Stock (the “Exchange Shares”); and

WHEREAS, William Matthews and Len Holzworth, each a Life Protection Shareholder, have elected to retire their Life Protection Shares, in the amounts of 1,000 and 5,000 shares, respectively, aggregating in an amount equal to 6,000 shares (the “Cancelled Shares”), to treasury prior to receipt of the Exchange Shares; and

WHEREAS, the Parties have elected not to acquire Jones’ membership interests in LPI, without reduction to the number of Exchange Shares that Jones is to receive.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

1.  The Exchange. As a result of the Cancelled Shares, Life Protection shall distribute the Exchange Shares such Life Protection shareholders were to receive, pro rata, among the remaining Life Protection Shareholders without reduction of the number of Exchange Shares in accordance with the schedule attached hereto.

2.  The Jones LPI Interest.  GreenHouse, GHH and Jones agree that Jones shall not transfer and GHH shall not acquire Jones’ membership interest in LPI at the Closing without reduction of the number of Exchange Shares in accordance with the schedule attached hereto.

3.  Survival.  All other terms, conditions and provisions of the Agreement, except as otherwise amended by this Addendum, shall remain in full force and effect. In the event of any conflict between the provisions of this Addendum and the provisions of the Agreement, the provisions of this Addendum shall prevail.  Whether or not specifically amended by the provisions of this Addendum, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Addendum.

4.  Savings Clause.  If any provision of this Addendum or the application of any provision hereof to any person or circumstances is held to be legally invalid, inoperative or unenforceable, then the remainder of this Addendum shall not be affected unless the invalid provision substantially impairs the benefit of the remaining portions of this Agreement to the other party.

5.  Counterparts.  This Addendum may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

6.  Amendment, Parties in Interest, Assignment. This Addendum may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto.  If any provision of this  Addendum shall for any reason be held to be invalid,  illegal,  or unenforceable  in any respect,  such invalidity, illegality, or unenforceability shall not affect any other provision hereof,  and this Addendum shall be construed as if such invalid,  illegal or unenforceable provision had never been contained herein. This Addendum shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Addendum shall confer any rights upon any Person other than Parties and their respective heirs, legal representatives, successors and permitted assigns. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder.  Not withstanding the foregoing, Sellers shall by able to assign their rights to any royalties as they see fit.

7.  Facsimile Signature.  In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.  Governing Law.  This Addendum shall be construed and interpreted in accordance with the laws of the State of Nevada without regard to its provisions concerning conflict of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered on the day and year first above written.

GREENHOUSE HOLDINGS, INC. By:__________________________ Name: Title:	LIFE PROTECTION, INC. By:_____________________ Name: Title:

GREENHOUSE HOLDINGS, INC. By:________________________ Name: Title:	_________________________ BILLY C. JONES